UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2019

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On April 17, 2019, the board of directors elected Georgia Keresty as one of our Class III directors effective immediately. Her term will expire at the 2020 Annual Meeting of Stockholders. She was also appointed to serve on the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee of our board of directors.
Upon her election to the board, Ms. Keresty was granted 887 Restricted Stock Units and an option to acquire 1,684 shares of our common stock. She will receive cash compensation in accordance with our director compensation policy as described in the company’s definitive proxy statement on Schedule 14A filed on October 26, 2018.
Ms. Keresty is currently the Takeda R&D chief operating officer. On April 18, 2019, we issued a press release announcing her election to our board of directors. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on April 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: April 18, 2019	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President and General Counsel